UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 05, 2022

Grayscale Digital Large Cap Fund LLC

(Exact name of Registrant as Specified in Its Charter)

Cayman Islands	000-56284	98-1406784
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Grayscale Investments, LLC 290 Harbor Drive, 4th Floor
Stamford, Connecticut		06902
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 212 668-1427

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	GDLC	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On March 31, 2022, Grayscale Investments, LLC, the manager (the “Manager”) of Grayscale Digital Large Cap Fund LLC (the “Fund”), completed its quarterly review of the Fund’s portfolio and rebalanced the Fund in accordance with the Fund Construction Criteria, as described under “Item 1. Business—Fund Construction Criteria” in the Fund’s Annual Report on Form 10-K for the year ended June 30, 2021 (the “2021 Form 10-K”). In connection with the rebalancing, the Manager determined that Avalanche (“AVAX”) and Polkadot (“DOT”) met the inclusion criteria of the Fund. Accordingly, the Manager adjusted the Fund’s portfolio by selling the existing Fund Components in proportion to their respective weightings and using the cash proceeds to purchase AVAX and DOT in accordance with the Fund Construction Criteria. As of April 5, 2022, the Fund Components consisted of 60.07% Bitcoin (“BTC”), 28.57% Ethereum (“ETH”), 3.06% Solana (“SOL”), 2.74% Cardano (“ADA”), 1.77% Avalanche (“AVAX”), 1.56% Polkadot (“DOT”), 0.62% Litecoin (“LTC”), 0.57% Chainlink (“LINK”), 0.55% Uniswap (“UNI”), and 0.49% Bitcoin Cash (“BCH”), and each of the Fund’s shares represented 0.0004 BTC, 0.0025 ETH, 0.0071 SOL, 0.6921 ADA, 0.0056 AVAX, 0.0208 DOT, 0.0015 LTC, 0.0101 LINK, 0.0148 UNI, and 0.0004 BCH. Additional information regarding the Fund’s quarterly rebalancing is available in the Fund’s periodic reports filed with the Securities and Exchange Commission on Forms 10-K and 10-Q. A copy of the press release announcing the Fund’s quarterly rebalancing for the quarter ended March 31, 2022 is attached to this Report as Exhibit 99.1.

The Fund values each Fund Component it holds for operational purposes by reference to a “Digital Asset Reference Rate.” The Digital Asset Reference Rate for each Fund Component at any time is the Index Price for such Fund Component, if CoinDesk Indices, Inc. (the “Reference Rate Provider”) in its sole discretion determines that it is able to determine such Index Price, or if not, the Indicative Price for such Fund Component as of 4:00 p.m., New York time, on the most recent business day. The “Indicative Price” is a volume weighted average price in U.S. dollars of a digital asset for the immediately preceding 24-hour period derived from data collected from Digital Asset Exchanges trading such Fund Component selected by the Reference Rate Provider, and the “Index Price” is determined by the Reference Rate Provider by further cleansing and compiling the trade data used to determine the Indicative Price in such a manner as to algorithmically reduce the impact of anomalistic or manipulative trading.

The information below has been derived from publicly available information concerning AVAX and DOT. Please see Fund’s 2021 Form 10-K for a discussion of risks inherent in digital assets generally, including AVAX and DOT.

Avalanche

AVAX is a digital asset that is created and transmitted through the operations of the peer-to-peer Avalanche network, a decentralized network of computers that operates on cryptographic protocols. No single entity owns or operates the Avalanche network, the infrastructure of which is collectively maintained by a decentralized user base. The Avalanche network allows people to exchange tokens of value, called AVAX, which are recorded on a public transaction ledger known as a blockchain. AVAX can be used to pay for goods and services, including computational power on the Avalanche network, or it can be converted to fiat currencies, such as the U.S. dollar, at rates determined on digital asset exchanges or in individual end-user-to-end-user transactions under a barter system. Furthermore, the Avalanche network was designed to allow users to write and implement smart contracts—that is, general-purpose code that executes on every computer in the network and can instruct the transmission of information and value based on a sophisticated set of logical conditions. Using smart contracts, users can create markets, store registries of debts or promises, represent the ownership of property, move funds in accordance with conditional instructions and create digital assets other than AVAX on the Avalanche network. Smart contract operations are executed on the Avalanche blockchain in exchange for payment of AVAX. Like the Ethereum network, the Avalanche network is one of a number of projects intended to expand blockchain use beyond just a peer-to-peer money system.

The Avalanche network uses a variation of a proof-of-stake consensus protocol. Unlike with other blockchains, whereby every validator node validates every transaction, each Avalanche validator is only required to validate what is known as the “Primary Network.” The Primary Network in turn secures the following three blockchains, which are each dedicated to a specific use and, together with the Primary Network, comprise the core Avalanche infrastructure: the Exchange (X) Chain, on which AVAX and other assets exist and are traded; the Platform (P) Chain, which coordinates validators and creates subnets; and the Contract (C) Chain, which executes smart contracts.

Avalanche is reportedly one of the fastest networks when measured by transaction time-to-finality at relatively low transaction costs. The Avalanche Network was founded by Professor Emin Gün Sirer, a professor at Cornell University, and launched in September 2020.

Polkadot

Like the Avalanche Network, the Polkadot Network was designed to allow users to write and implement smart contracts. Like AVAX, DOT, the native digital asset of the Polkadot Network, can be used to pay for goods and services, including computational power on the Polkadot Network, or it can be converted to fiat currencies.

The Polkadot network permits users to design and implement new blockchains that can take a variety of forms and have a variety of functions. These side-by-side structures are referred to as “parachains,” and although they need not be blockchain-based in nature, the

Polkadot network can support parachains that function as independent blockchains, built on top of a base layer blockchain. The Polkadot relay-chain, the base layer, gives developers the ability to build DApps on their own proprietary blockchain, giving such developers the freedom to optimize such sidechain’s consensus mechanism to the developer’s specific use case. The network’s intended function is to enable cross-blockchain transfers at economic and transactional scale.

Polkadot was founded by Gavin Wood in 2016, the former CTO and co-founder of the Ethereum network. Polkadot launched in May 2020 with support from Parity and the Web3 Foundation.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release Announcing Grayscale Digital Large Cap Fund’s Quarterly Rebalancing (OTCQX: GDLC)
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Grayscale Investments, LLC as Manager of the Grayscale Digital Large Cap Fund LLC

Date:	April 8, 2022	By:	/s/ Michael Sonnenshein
Michael Sonnenshein Chief Executive Officer